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                             CHANGE IN CONTROL AGREEMENT


    This Change In Control Agreement (this "Agreement") is made and entered into as of the ___ day of ___________, 1996, between Flow International Corporation, a Delaware corporation (the "Company"), and
_________________________ ("Executive").


                                       RECITALS

    A.   Executive is currently employed by the Company as its
_____________________.

    B. The Board of Directors of the Company has determined that it is appropriate to reinforce the continued attention and dedication of certain members of the company's management, including Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.


                                      AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

    1. OPERATION OF AGREEMENT. This Agreement shall remain in effect until canceled by the Company. This Agreement shall be automatically canceled on the Cancellation Date, except that if a Change in Control occurs prior to such Cancellation Date, this Agreement shall remain in effect with respect to all rights accruing as a result of the occurrence of a Change in Control. This Agreement shall terminate and have no force or effect if Executive's employment is terminated for any reason prior to a Change in Control, provided, however, if Executive's employment is terminated during the term of this Agreement and if Executive reasonably demonstrates that such termination (a) was at the request of a third party who has indicated an intention to take or has taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (b) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to Executive shall mean the date immediately prior to the date of such termination of Executive's employment. Once a Change in Control has occurred, this Agreement may not be terminated until the second anniversary of the Change in Control. Notwithstanding the termination of this Agreement, the Company shall remain liable for any rights or payments arising prior to such termination to which Executive is entitled under this Agreement.

    2. SERVICE AFTER CHANGE IN CONTROL. Executive and the Company agree that once a Change in Control occurs no termination of Executive's employment with the Company, other than on account of death, shall be effective unless the party causing such termination of employment provides the other party 30 days' prior written notice of such termination in the form of a Notice of Termination.


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    3.   BENEFITS UPON CHANGE IN CONTROL.  Executive shall be entitled to the following payments and benefits following a Change in Control, whether or not a Termination occurs:

         (a) STOCK PLANS. Unexercised installments of options to acquire securities of the company of which Executive is the Beneficial Owner on the date of such Change in Control shall vest and become immediately exercisable in full to the extent, but only to the extent, provided under the terms and conditions of any benefit plan or compensation program of the Company or any Subsidiary that employs Executive, including but not limited to, any stock purchase plan, stock option plan or similar plan or program (excluding any plan qualified under Section 401(a) of the Code). To the extent the vesting of such options is not accelerated under the terms of the applicable plan, such options shall continue to vest in accordance with their terms.

         (b) DEATH OF EXECUTIVE. In the event of Executive's death prior to Termination, but while employed by the Company or any Subsidiary, as the case may be, his or her spouse, if any, or otherwise the personal representative of his or her estate shall be entitled to receive Executive's salary at the rate then in effect for 2 months after the date of death, as provided under the Company's pay policy, as well as any Accrued Benefits for the periods of service prior to the date of death.

         (c) DISABILITY OF EXECUTIVE. In the event of Executive's Disability prior to Termination, but while employed by the Company or any Subsidiary, as the case may be, Executive shall be entitled to receive his or her salary at the rate then in effect through the date of the determination of Disability, as provided under the Company's pay policy, as well as any Accrued Benefits for the periods of service prior to the date of the determination of Disability and payments under the Company's short and long term disability plans following the determination of Disability.

         (d) CAUSE; OTHER THAN FOR GOOD REASON. If, prior to Termination, Executive's employment shall be terminated by the Company for Cause or by Executive other than for Good Reason, Executive shall be entitled to receive his or her salary at the rate then in effect through the date of such termination, as provided under the Company's pay policy, as well as any Accrued Benefits for the periods of service prior to the date of such termination. All options then vested become Executive's property whether exercised or not.

         (e) WITHHOLDING. All payments under paragraphs (b) through (d) above are subject to applicable federal and state payroll withholding or other applicable taxes.

    4. PAYMENTS AND BENEFITS UPON TERMINATION. Executive shall be entitled to the following payments and benefits following Termination:

         (a) TERMINATION PAYMENT. In recognition of past services to the Company by Executive, the Company shall make a lump sum payment in cash to Executive as severance pay within ten business days following the date of Termination equal to three times the sum of: (i) Executive's annual base salary in effect immediately prior to the date that either a Change in


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Control shall occur or such date of Termination, whichever salary is higher (the product being the "Initial Amount"); plus (ii) a percentage of Executive's annual base salary specified in subparagraph (i) above, which percentage is equal to the percentage bonus paid to the Executive for the fiscal year ended immediately prior to the Change in Control pursuant to the Company's Incentive Compensation Plan or similar written plan adopted by the Compensation Committee of the Board; provided, however, that if Termination occurs prior to the determination of such percentage for a fiscal year that has ended or if Executive has not received a percentage bonus in the previous year, such percentage shall be 100%. At the election of Executive only, but subject to approval by the Board, the total amount payable to Executive pursuant to this
Section 4(a) may be paid in cash in three equal installments, the first within ten business days following the date of Termination, the second on the first anniversary of the date of Termination, the third on the second anniversary of the date of Termination or by a salary continuation program if so selected by Executive.

    In the event a Parachute Payment excise tax is incurred by Executive under
Section 4999 of the Code as a result of the receipt of either a payment or reimbursement under this Agreement, the Company shall increase the amount of the payment or the reimbursement by Seventy-Five Percent (75%) of the amount of such tax, including but not limited to taxes that are imposed in successive years as a result of income realized from any payments or reimbursements made in prior years and any interest and penalties on any such taxes.

         (b) ACCRUED BENEFITS. The Company shall also make a lump sum payment in cash to Executive in the amount of any Accrued Benefits for the periods of service prior to the date of Termination.

         (c) WELFARE PLAN BENEFITS. The Company shall at the Company's expense (except for the amount, if any, of any required employee contribution which would have been necessary for Executive to contribute as an active employee under the plan or program as in effect on the date of the Change in Control or, at Executive's option, on the date of Termination) continue to cover Executive (and his or her dependents) under, or provide Executive (and his or her dependents) with insurance coverage no less favorable than, the Company's life, disability, health, dental and any other employee welfare benefit plans or programs (as in effect on the date of the Change in Control or, at the option of Executive, on the date of Termination) for a period of two years following the date of Termination (or, at the Company's option, in lieu of providing such benefits, a lump sum cash payment may be made which will equal the then-present value of the cost to the Company of such Company-provided benefits).

         (d) DEATH OF EXECUTIVE. In the event of Executive's death subsequent to Termination and prior to receiving all benefits and payments provided for by this section 4, such benefits shall be paid to his or her spouse, if any, or otherwise to the personal representative of his or her estate, unless Executive has otherwise directed the Company in writing prior to his or her death.


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         (e)  EXCLUSIVE SOURCE OF SEVERANCE PAY.  Benefits provided hereunder shall replace the amount of any severance payments to which Executive would otherwise be entitled under any severance plan or policy generally available to employees of the Company.

         (f) NONSEGREGATION. No assets of the Company need be segregated or earmarked to represent the liability for benefits payable hereunder. The rights of any person to receive benefits hereunder shall be only those of general unsecured creditor.

         (g) WITHHOLDING. All payments under this Section 4 are subject to applicable federal and state payroll withholding or other applicable taxes.

    5.   CONFIDENTIALITY AND NONCOMPETITION.

         (a) CONFIDENTIALITY. Executive agrees to hold in confidence any and all Confidential Information known to Executive concerning the Company and its Subsidiaries and their respective businesses so long as such information is not otherwise publicly disclosed, or required to be disclosed to comply with any subpoena or other order issued by or in connection with any legal or administrative proceeding. Executive's obligations pursuant to this Section 5 are in addition to any other obligation of Executive to hold in confidence Confidential Information of the Company and its Subsidiaries and their customers, suppliers or agents, pursuant to contract or otherwise.

         (b) NONCOMPETITION. Executive also agrees that, for a period of one year after the termination of Executive's employment with the Company for any reason, Executive will not engage in any activities (including, without limitation, activities for any subsequent employer of Executive) with respect to any products or anything else directly competitive with the products or Inventions on which Executive worked at the Company, or about which Executive learned Confidential Information during Executive's employment with the Company.

         (c) COMPANY REMEDY. In the event of (i) a breach by Executive of his or her obligations set forth in Section 5(a) which has a material adverse effect on the Company, or (ii) any breach by Executive of the obligations set forth in
Section 5(b), Executive agrees that the Company shall be entitled to recover an amount equal to the total of all amounts paid to Executive pursuant to this Agreement in addition to any other remedies available to the Company at law or in equity.

    6. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Seattle, Washington, in accordance with the Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any jurisdiction.

    7. CONFLICT IN BENEFITS. This agreement is not intended to and shall not adversely affect, limit or terminate any other agreement or arrangement between Executive and the Company presently in effect or hereafter entered into, including any employee benefit plan under which Executive is entitled to benefits.


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    8.   AMENDMENT/TERMINATION.  This Agreement may only be terminated or amended prior to the Cancellation Date with the written consent of the parties hereto. Following a Change in Control and until the third anniversary of the Change in Control, (a) this Agreement may not be terminated, and (b) no amendment or other action of the Board which adversely affects the rights of Executive hereunder is valid and enforceable without the prior written consent of Executive. On and after the third anniversary of the Change in Control, the Board may terminate or amend this Agreement without the prior written consent of Executive.

    9.   MISCELLANEOUS.

         (a) NO MITIGATION. All payments and benefits to which Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income Executive could or may receive from other employment or otherwise, except as provided in Section 4(c) and Section 5 hereof.

         (b) EMPLOYMENT NOT GUARANTEED. Nothing contained in this Agreement, and no decision as to the eligibility for benefits or the determination of the amount of any benefits hereunder, shall give Executive any right to be retained in the employ of the Company or rehired, and the right and power of the Company to dismiss or discharge any employee for any reason is specifically reserved. Except as expressly provided herein, no employee or any person claiming under or through him or her shall have any right or interest herein, or in any benefit hereunder.

         (c) LEGAL EXPENSES. In connection with any litigation, arbitration or similar proceeding, whether or not instituted by the Company or Executive, with respect to the interpretation or enforcement of any provision of this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees and disbursements, in connection with such litigation, arbitration or similar proceeding. The Company agrees to pay prejudgment interest on any money judgment obtained by Executive as a result of such proceedings, calculated at the published commercial interest rate of Seattle-First National Bank for its best customers, as in effect from time to time from the date that payment should be been made to Executive under this Agreement.

         (d) NOTICES. Any notices required under the terms of this Agreement shall be effective when mailed, postage prepaid, by certified mail and addressed to, in the case of the Company:

              Flow International Corporation
              23500 64th Avenue South
              Kent, Washington  98032
              Attention:  Chief Executive Officer


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and to, in the case of Executive:

              ____________________________________
              ____________________________________
              ____________________________________

Either party may designate a different address by giving written notice of change of address in the manner provided above.

         (e) WAIVER. Subject to the provisions of Section 9 hereof, no waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

         (f) BINDING EFFECT; SUCCESSORS. Subject to the provisions hereof, nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties and assets, or the assignment of this Agreement by the Company in connection with any of the foregoing actions. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this Section 9(f) shall continue to apply to each subsequent employer of Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

         (g) SEPARABILITY. Any provision of this agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The enforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (h) CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed therein.

         (i) DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:


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    "ACCRUED BENEFITS" means the aggregate of any compensation previously deferred by Executive (together with any accrued interest or earnings thereon), any accrued vacation pay and, if the date of Termination occurs after the end of a fiscal year for which bonus is payable to Executive pursuant to the Company's Incentive Compensation Plan or similar written plan adopted by the Compensation Committee or the Board then in effect, such bonus, in each case to the extent previously earned and not paid.

    "BENEFICIAL OWNER" and "Beneficial Ownership" have the meanings set forth in Rules 13d-3 and 13d-5 of the General Rules and Regulations promulgated under the Exchange Act.

    "BOARD" means the Company's Board of Directors.

    "BOARD CHANGE" means that a majority of the seats (other than vacant seats) on the Board have been occupied by individuals who were neither (i) nominated or appointed by a majority of the Incumbent Directors nor (ii) nominated or appointed by directors so nominated or appointed.

    "BUSINESS COMBINATION" means a reorganization, merger or consolidation or sale of substantially all of the assets of the Company.

    "CANCELLATION DATE" means a date that is one year after the date the Company gives Executive written notice of cancellation of this Agreement.

    "CAUSE" means (i) willful misconduct on the part of Executive that has a materially adverse effect on the Company and its Subsidiaries, taken as a whole,
(ii) Executive's engaging in conduct which could reasonably result in his or her conviction of a felony, as determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds of all of the directors who are not employees or officers of the Company, (iii) unreasonable refusal by Executive to perform the duties and responsibilities of his or her position in any material respect, or (iv) a willful breach by Executive of his or her obligations under Section 5(a) hereof which has a material adverse effect on the Company. No action, or failure to act, shall be considered "willful" if it is done by Executive in good faith and with reasonable belief that his or her action or omission was in the best interests of the Company.

    "CHANGE IN CONTROL" means, and shall be deemed to occur upon the happening of, any one of the following:

         (i)   A Board Change; or

         (ii) The acquisition, directly or indirectly, by any Person of Beneficial Ownership of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, which acquisition is not approved in advance by a majority of the Incumbent Directors:

         (iii) The first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);


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         (iv)  The consummation of a Business Combination unless, following such
Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Voting Securities; or

         (v) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONFIDENTIAL INFORMATION" has the meaning set forth in the Flow International Corporation, Inc. Employee Confidentiality and Invention Agreement.

    "DISABILITY" means that (i) a person has been incapacitated by bodily injury or physical or mental disease so as to be prevented thereby from engaging in a comparable occupation or employment for remuneration or profit, (ii) such person will be subject to such incapacity for a period of at least six consecutive months, and (iii) such person is disabled for purposes of any and all of the plans or programs of the Company or any Subsidiary that employs Executive under which benefits, compensation or awards are contingent upon a finding of disability. The determination with respect to whether Executive is suffering from such a Disability will be determined by a mutually acceptable physician or, if there is no physician mutually acceptable to the Company and Executive, by a physician selected by the then Dean of the University of Washington Medical School.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FISCAL YEAR" means the 12-month period ending on April 30 in each year (or such other fiscal year period established by the Board).

    "GOOD REASON" means, without Executive's express written consent:

         (i) either (A) the assignment to Executive of duties, or limitation of Executive's responsibilities, inconsistent with Executive's title, position, duties, responsibilities and status with the Company or any Subsidiary that employs Executive as such duties and responsibilities existed immediately prior to the date of the Change in Control, or (B) removal of Executive from, or failure to re-elect Executive to, Executive's positions with the Company or any Subsidiary that employs Executive immediately prior to the Change in Control, except in connection with the involuntary termination of Executive's employment by the Company for Cause or as a result of Executive's death or Disability; or


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         (ii)  failure by the Company to pay, or reduction by the Company of,
Executive's annual salary, as reflected in the Company's payroll records for Executive's last pay period preceding the Change in Control;

         (iii) reduction by the Company of more than 10% in the target bonus amount payable to Executive, or a material reduction in the achievability of the bonus by Executive because of a change in the structure or goals for the Company's Incentive Compensation Plan or similar written plan adopted by the Compensation Committee or the Board in effect immediately prior to a Change in Control;

         (iv) the relocation of the principal place of Executive's employment to a location that is more than 25 miles further from Executive's principal residence than such principal place of employment immediately prior to the Change in Control; or

         (v) the breach of any material provision of this Agreement by the Company.

    "INCENTIVE COMPENSATION PLAN" means the Company's bonus plan then applicable to Executive.

    "INCUMBENT DIRECTOR" means a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

    "INITIAL AMOUNT" has the meaning set forth in Section 4(a) hereof.

    "INVENTION" has the meaning set forth the Confidentiality and Invention Agreement.

    "NOTICE OF TERMINATION" means a written notice to Executive or to the Company, as the case may be, which shall indicate those specific provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment constituting a Termination under the provision so indicated.

    "PARACHUTE PAYMENT" means any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Code.

    "PERSON" means any individual, entity or group (as such term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act).

    "SUBSIDIARY" with respect to the Company has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.


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    "TERMINATION" means, following the occurrence of any Change in Control, (i)
the involuntary termination by the Company of the employment of Executive for any reason other than death, Disability or for Cause or (ii) the termination of employment by Executive for Good Reason.

    "VOTING SECURITIES" means the voting securities of the Company entitled to vote generally in the election of directors.


    IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

                        FLOW INTERNATIONAL CORPORATION


                             By:______________________________________
                                Its:__________________________________

                        EXECUTIVE


                        ______________________________________________



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